Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Adviser Funds of our reports dated December 21, 2020, relating to the financial statements and financial highlights, which appear in Delaware Diversified Income Fund and Delaware U.S. Growth Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 24, 2021